American Stock Exchange: URZ
Frankfurt Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Stakes Additional Claims in Wyoming Powder River Basin

Casper, Wyoming, May 18, 2007 -- Uranerz Energy Corporation (AMEX:URZ) is pleased to announce the staking of 222 additional federal mining claims in the area of the Pumpkin Buttes mining district of Wyoming’s Powder River Basin. Uranerz selected prime areas it believes will contain oxidation-reduction geochemical (roll) fronts as well as uranium-mineralized areas not currently claimed by others. The staking is based on historic geological data, together with our exploration results from last year, as well as data obtained from recent drilling.

It is planned that these geochemical fronts and suspected mineralized areas will be drilled by placing drill hole fences perpendicular to the strike of the geochemical front to evaluate the strength of the intercepts. Once a series of wide spaced fences are complete and evaluation is finished, actual mineralization targets should be established and delineated.

Uranerz continues to research land availability in relation to suspected mineralization focusing on the Powder River Basin. Additional land acquisition is planned for the near future.

Uranerz Energy Corporation is a pure-play uranium company listed on the American Stock Exchange. The Company is engaged in the acquisition, exploration and development of properties in the uranium sector. The Company's goal is to become a producer of uranium which will be utilized as fuel in the world's nuclear electrical generating facilities. The Company has an experienced team of mining personnel, many of whom are former officers, senior management and employees of the original Uranerz Exploration and Mining Limited and related companies (the "Uranerz Group"). This team has direct experience in licensing, designing, constructing and operating underground, open-pit and in-situ recovery uranium production facilities. The Company also has an advisory board that consists entirely of ex-Uranerz Group professionals. The Uranerz Group was acquired in 1998 by Cameco, the world’s largest primary uranium producer.

Uranerz Energy Corporation has expertise in in-situ recovery mining and holds projects in Wyoming with uranium-mineralized sandstone. These Powder River Basin uranium properties are advanced, and the Company has initiated environmental licensing and mine planning for the development of two of these projects.

Uranerz also has uranium properties in Saskatchewan (Canada), Mongolia and the Great Divide Basin of Wyoming. The Canadian, Mongolian and Great Divide Basin uranium properties are in the exploration stage and Uranerz has joint ventured these projects to other companies as a means of reducing its exploration risk. These projects are operated and funded by our joint venture partners.

To obtain more information, contact investor relations at Uranerz, telephone 1-800-689-1659, or visit our web site at www.uranerz.com .

USA OPERATIONS		CANADA OPERATIONS		American Stock Exchange: URZ
P.O. Box 50850	T: 307 265 8900	Suite 1410	T: 604 689 1659	Frankfurt Exchange: U9E
1701 East E Street	F: 307 265 8904	800 West Pender Street	F: 604 689 1722	www.uranerz.com
Casper WY 82605-0850		Vancouver BC V6C 2V6

ON BEHALF OF THE BOARD

“Glenn Catchpole”

Glenn Catchpole
President and CEO

This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are:

(i)	the inability of the Company to complete the acquisition of any interest in any new mineral exploration properties;
(ii)	the inability of the Company to achieve the financing required to pursue the acquisition or exploration of any new mineral properties;
(iii)	the inability of the Company to raise the financing necessary to conduct exploration or development of its properties;
(iv)	the lack of presence of commercial mineralization on its properties; and
(v)	the inability of the Company to establish commercial deposits or reserves of uranium on its properties.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

USA OPERATIONS		CANADA OPERATIONS		American Stock Exchange: URZ
P.O. Box 50850	T: 307 265 8900	Suite 1410	T: 604 689 1659	Frankfurt Exchange: U9E
1701 East E Street	F: 307 265 8904	800 West Pender Street	F: 604 689 1722	www.uranerz.com
Casper WY 82605-0850		Vancouver BC V6C 2V6